Exhibit 3.26

BYLAWS

OF

TEXAS MARKET TIRE HOLDINGS I, INC.

ARTICLE I

OFFICES

Section 1. Principal Office: The principal and registered office shall be at 3710 156th Street, Lubbock, Lubbock County, Texas 79423.

Section 2. Other Offices: The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers: The business and affairs of the corporation shall be managed by a Board of Directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things not by statute, by the articles of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Membership: The Board of Directors shall consist of one (1) member elected by stockholders at the annual meeting. The Director elected shall serve until the next annual meeting or until his successor is duly elected and qualified. It shall not be necessary for the directors to be stockholders of the corporation or residents of the State of Texas.

In the event of a vacancy on the Board, the remaining Directors by majority vote, shall select a successor director to hold office for the unexpired term of the Director whose place is vacant and until the election and qualification of his successor.

Section 3. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 4. Regular Meetings: A regular meeting of the Board shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings: Special meetings of the Board may be called by or at the request of the President or any two Directors. The person or persons authorized to call special

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meetings of the Board may fix any place, either within or without the State of Texas, as a place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice: Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except for when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7. Manner of Acting: The act of the majority of the Directors present at the meeting at which a quorum is present shall be the act of the Board.

Section 8. Compensation: By resolution of the Board, the Directors may be paid their expenses, if any, for attendance at each meeting, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary to a Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9. Presumption of Assent: A Director of the corporation who is present at the meeting of the Board at which action on any corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10. Director’s Annual Statement: The Board shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 11. Informal Action by Directors: Any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE III

OFFICERS

Section 1. Number: The officers of the corporation shall be a president, one or more vice-presidents, the number thereof to be determined by the Board, a secretary treasurer, and if the Board so determines, an assistant secretary-treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as deemed necessary may be elected or

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appointed by the Board. Any two or more offices may be held by the same person except offices of president and secretary-treasurer.

Section 2. Election and Term of Office: The officers of the corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such officer shall hold office until his successor shall have been duly elected and shall be qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

Section 3. Removal: Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies: A vacancy in any office due to death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

Section 5. President: The president shall be the principal executive officer of the corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board. He may sign with the secretary or other officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation, and deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in case where the signing and execution thereof shall be expressly delegated by the Board, or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the Board from time to time.

Section 6. The Vice-Presidents: In the absence of the president, in the event of his death, or inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the president or by the Board.

Section 7. The Secretary-Treasurer: The secretary-treasurer shall: (a) keep the minutes of the shareholders meetings and of the Board meetings in one or more books provided for that purpose; (b) see all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of he seal of the corporation and see the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary-treasurer by such shareholder; (e) sign with the president, or a vice- president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; (g) if required by the Board, shall give a bond for

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the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine; (h) have charge and custody of and be responsible for all funds and securities of the corporation; (i) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (j) in general, perform all the duties incident to the office of secretary-treasurer and such other duties as from time to time may be assigned to him by the president or by the Board.

Section 8. Assistant Secretary-Treasurer: The assistant secretary-treasurer, when authorized by the Board, may sign with the president or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board; if required by the Board, give bond for the faithful discharge of his duties in such sums and with such sureties as the Board shall determine and in general, shall perform such duties as shall be assigned to him by secretary-treasurer, the president or the Board.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. The Corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act or any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the corporation or is or was serving at the request of the corporation as director, officer, partner, venture, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The corporation’s obligations under this section include, but are not limited to, the convening of any meeting and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such an amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporation’s obligation to indemnify and to prepay expenses under this section shall arise, and all rights granted to director, officers, employees or agents hereunder shall vest at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time the action first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these bylaws or the articles or certificate of incorporation of the corporation, no action taken by the corporation, either by amendment of the bylaws or the certificates of incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expense granted under this section which shall have become vested as aforesaid prior to the date such amendment or other corporate action is taken. Further, if any provision of this section shall be held to be invalid or unenforceable, the

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validity and enforceability of the remaining provisions shall not in any way be effected, or impaired.

ARTICLE V

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts: The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc.: All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the Board may select.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. General: Certificates representing shares of the corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the president or a vice-president and the secretary-treasurer or assistant secretary-treasurer. The signature of any such officer may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation shall not be issued until the former certificate for a like number of shares is surrendered and cancelled, except in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

Section 2. Transfer of Shares: No Stockholder of the corporation shall sell or otherwise dispose of any of the capital stock of the corporation he owns without first having served the Board with written notice setting forth the terms and conditions of the proposed sale or disposition: and the Directors shall communicate the notice to all other shareholders of the corporation shall have the option to purchase or retire out of its surplus, all shares of capital stock of the corporation a stockholder may offer for sale or other disposition upon the same terms and conditions set forth in the notice. If the corporation does not elect to purchase all the shares or if the surplus of the corporation is insufficient to retire all of such shares, or if the

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corporation waives its option, the other stockholders shall have the option to purchase their prorata part of all of the shares the corporation does not purchase or retire upon the same terms and conditions set forth in the notice. If neither the corporation nor the other stockholders exercise the option within thirty (30) days after the notice is received by the Board, the stockholder shall be free to sell or dispose of the stock upon the terms and conditions set forth in the notice. The corporation may refuse to recognize the transfer of any stock not sold or disposed of in accordance with the provisions of this Article; provided, however, the provisions of this Section shall not apply to any testamentary disposition or bona fide gift of the capital stock of the corporation.

There shall be printed or typed on each stock certificate issued by the corporation a notation to the effect any transfer thereof is subject to this limitation on disposition of stock.

Should stockholder comply with the provision hereof, shares of stock may be transferred by delivery of certificates accompanied either by an assignment in writing on the back of the certificate or written power of attorney to sell, assign and transfer same on the books of the corporation signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferred on books of the corporation upon surrender, assignment or endorsement. The person registered on books of the corporation as the owner of any shares of stock shall be entitled to all rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his post office address.

ARTICLE VII

FISCAL YEAR

Section 1. Fiscal Year: The fiscal year of the corporation shall be designated by resolution of the Board.

ARTICLE VIII

DIVIDENDS AND RESERVE

Section 1. Dividends: The Board may from time to time declare and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

Section 2. Reserves: Before payment of dividends, there may be set aside out of any funds of the corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, equalize dividends or for _________ or maintaining property of the corporation or for such purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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ARTICLE IX

SEAL

Section 1: Seal: The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, and the words, “Texas – 2004.”

ARTICLE X

NOTICE

Section 1. Notice: Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under provisions of the articles of incorporation or under provisions of laws of the State of Texas, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

SHAREHOLDERS

Section 1. Annual Meeting: The annual meeting of the shareholders shall be held on the second Saturday of the second month following the close of the corporation’s annual accounting period, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2. Special Meetings: Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of such special meeting of the shareholders.

Section 3. Place of Meeting: The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or any special meeting called by the president or Board. A waiver of notice signed by all shareholders entitled to vote at a meeting designates any place, either within or without the State of Texas, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation, in the State of Texas.

Section 4. Notice of Shareholders Meetings: Written or printed notice, stating the place, day and hour of any shareholders meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than

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fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary-treasurer, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than twenty (20) days and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6. Voting Lists: The officer or agent in charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum: The holders of a majority of shares of capital stock issued, outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the articles of incorporation or these bylaws. If, however, such quorum shall not be present or represented at any meeting of stockholders, stockholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or

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represented. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. Majority Vote: When a quorum is present at any meeting, the vote of the holders of a majority of stock having voting power represented in person or by proxy shall decide any question brought before such meeting unless the question is one upon which, by express provision of statute, the articles of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary-treasurer of the corporation before or at the time of the meeting. No Proxy shall be valid after three (3) months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares by Certain Holders: Shares standing in the name of another corporation or organization may be voted by such officer, agent or proxy as bylaws of such corporation or organization may prescribe, or, in the absence of such provision, as the Board of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under control of a receiver may be voted by the receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver as appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Cumulative Voting: At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal or by distributing such votes on the same principle among any number of candidates.

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Section 12. Voting: Unless otherwise provided by statute, the articles of incorporation or these bylaws, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

Section 13. Informal Action by Shareholders: Any action required to be taken at a meeting of shareholders, or any other action taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE XII

AMENDMENTS

Section 1. Amendments: The Board shall have full authority to make, alter or amend the code of bylaws at any regular or special meeting of the Board.

The above and foregoing Bylaws of TEXAS MARKET TIRE HOLDINGS I, INC., were unanimously adopted by all of the Directors by written action in lieu of an organizational meeting on June 19, 2004.

/s/ Melvin G. Shook
MELVIN G. SHOOK, President

ATTEST:

/s/ Jerry G. Hale
JERRY G. HALE, Secretary-Treasurer

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